Exhibit 99.1

Keryx Biopharmaceuticals Settles License Dispute with
Alfa Wassermann

Keryx to Receive $3,500,000 and Deliver Sulonex Data and
Intellectual Property to Alfa Wassermann

NEW YORK, NY, August 4, 2009 /PRNewswire-FirstCall / -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) announced today that the Company and Alfa Wassermann S.p.A have settled a dispute over issues arising from the terminated license agreement for Sulonex (sulodexide).  Under the terms of the settlement agreement, Alfa Wassermann is paying Keryx US$3,500,000 (of which US$2,750,000 million has already been received by Keryx and $750,000 is to be paid to Keryx on or before July 30, 2010), and Keryx shall deliver to Alfa Wassermann all of its data, information and other intellectual property related to Sulonex.

Ron Bentsur, Chief Executive Officer of Keryx, stated, “We are pleased that this matter has been resolved in a manner that we believe serves the best interests of the Keryx shareholders.  This settlement provides us with additional non-dilutive cash to move our compounds into Phase 3 trials.”

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex has recently completed a Phase 2 clinical program as a treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. Keryx is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits the phosphoinositide 3-kinase (PI3K)/Akt pathway, a key signaling cascade that has been shown to induce cell growth and cell transformation. KRX-0401 has demonstrated both safety and clinical efficacy in numerous adult and pediatric tumor types, both as a single agent and in combination with novel therapies. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types, with a Phase 3 in multiple myeloma, under SPA, pending commencement. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will complete cost-effective clinical trials or meet as anticipated the development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401, to help generate greater interest in the market for its common stock; that the Company will be able to find suitable partners for some of its drugs under development, or raise additional capital in the future in order to fund its operations; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com
Source: Keryx Biopharmaceuticals, Inc.